Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-164894 and No. 333-157339) and S-8 (No. 333-165694, No. 333-158253, No. 333-146656 and No. 333-174024) of MAP Pharmaceuticals, Inc. of our report dated March 30, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 30, 2012